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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT


         We, the signatories of Amendment 7 to the statement on Schedule 13D filed with respect to the Common Stock of Quanta Services, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.


         Dated: March 15, 2005

                                 FIRST RESERVE FUND IX, L.P.
                                 By: First Reserve GP IX, L.P., General Partner
                                      By:  First Reserve GP IX, Inc.,
                                             General Partner


                                      By:  /s/ Anne E. Gold
                                           -------------------------------------
                                           Name:   Anne E. Gold
                                           Title:  Assistant Secretary



                                  FIRST RESERVE GP IX, L.P.

                                  By: First Reserve GP IX, Inc., General Partner


                                      By: /s/ Anne E. Gold
                                          --------------------------------------
                                          Name:   Anne E. Gold
                                          Title:  Assistant Secretary



                                  FIRST RESERVE GP IX, INC.


                                  By: /s/ Anne E. Gold
                                      ------------------------------------------
                                      Name:   Anne E. Gold
                                      Title:  Assistant Secretary